UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2004

Stereotaxis, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50884	94-3120386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4041 Forest Park Avenue, St. Louis, Missouri		63108
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 615-6940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Stereotaxis, Inc. is a party to a loan and security agreement with Silicon Valley Bank for a revolving line of credit that provides working capital to Stereotaxis. On November 3, 2004, Stereotaxis and Silicon Valley Bank entered into a first loan modification agreement to reduce minimum tangible net worth requirement from $50 million as of the end of each calendar month to $30 million as of the end of each calendar month. There are no loans currently outstanding under the revolving line of credit.

A copy of the third amendment is attached hereto as Exhibit 10.1 and it is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibit is filed as part of this report:

No. Document
10.1 First Loan Modification Agreement, dated as of November 3, 2004, between Silicon Valley Bank and Stereotaxis, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

November 9, 2004	By:	James M. Stolze

Name: James M. Stolze
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Loan Modification Agreement, dated as of November 3, 2004, between Silicon Valley Bank and Stereotaxis, Inc.